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                                                                    EXHIBIT 1.1

                               PRICING AGREEMENT


NatWest Capital Markets Limited
175 Water Street
New York, New York  10038

                                                                    June 1, 1995

Dear Sirs:

         Diamond Shamrock, Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions attached hereto, which relate to the Company's registration statement on Form S-3 (No. 33-67556) (the "Underwriting Agreement"), to issue and sell to NatWest Capital Markets Limited the Securities specified in
Schedule I hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, provided that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to you, and you agree to purchase from the Company, at the time and place and at the purchase price set forth in Schedule I hereto, $25,000,000 principal amount of the Designated Securities.

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter, including the provisions
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of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                            Very truly yours,

                                            DIAMOND SHAMROCK, INC.



                                            By:    /s/ R. C. Becker
                                                  --------------------------
                                                  R. C. Becker,
                                                  Vice President and Treasurer



Accepted as of the date hereof:

NATWEST CAPITAL MARKETS LIMITED


By:    /s/ Andrew Pelling
    ----------------------------
          Board Member




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                                   SCHEDULE I


TITLE OF DESIGNATED SECURITIES:
       7-1/4% Debentures due June 15, 2010

AGGREGATE PRINCIPAL AMOUNT:
       $25,000,000

PRICE TO PUBLIC:
       100% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 8, 1995 to the Time of Delivery

PURCHASE PRICE BY UNDERWRITERS:
       99.3% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 8, 1995 to the Time of Delivery

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
       New York Clearing House (next day) funds

MATURITY:
       June 15, 2010

INTEREST RATE:
       7-1/4% per annum

INTEREST PAYMENT DATES:
       June 15 and December 15, commencing on December 15, 1995

REDEMPTION PROVISIONS:
       The Designated Securities may not be redeemed prior to maturity.

INDENTURE:
       Indenture, as amended, dates as of December 15, 1989 between the Company and the First National Bank of Chicago, as Trustee.

TIME OF DELIVERY:
       10:00 A.M., New York City time, June 8, 1995

METHOD OF DELIVERY:
       Delivery of the Designated Securities will be made through the facilities of The Depository Trust Company

CLOSING LOCATION:
       Offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017-3909





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NAME AND ADDRESS OF SOLE UNDERWRITER:
       NatWest Capital Markets Limited
       135 Bishopsgate
       London, England  EC2M 3UR





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